UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

Edoc Acquisition Corp., a Cayman Islands exempted corporation (together with its successors, the “Company”) previously announced that it will hold an extraordinary general meeting of shareholders on Friday, August 12, 2022, at 10:00 a.m. Eastern (the “Meeting”) to vote to further extend the deadline to consummate an initial business combination from August 12, 2022 to February 12, 2023 (the “Extension”).

On August 4, 2022, the Company issued a press release reminding shareholders to vote at the Meeting and announcing that if the Company’s shareholders approve the Extension at the Meeting, American Physicians LLC, a Delaware limited liability company and the Company’s sponsor (“Sponsor”), and Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”) or their respective designees, will contribute: (i) an aggregate of $0.033 for each for each Class A ordinary share of the Company (each, a “Public Share”) issued in the Company’s initial public offering that is not redeemed in connection with the shareholder vote for the Extension, for each calendar month (commencing on August 12, 2022 and on the 12th day of each subsequent month) until November 12, 2022; and (ii) thereafter will increase the contribution to $0.05 for each Public Share that is not redeemed, for each calendar month (commencing on November 12, 2022 and on the 12th day of each subsequent month) until February 12, 2023, that is needed to complete an initial business combination (each monthly contribution, a “Contribution”, and collectively, the “Contributions”).

The terms of the Contributions represent an increase of approximately $0.017 per Public Share to be paid for each month commencing November 12, 2022 that is needed to complete an initial business combination, as compared to what was previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2022 and mailed to shareholders on or about July 28, 2022. As a result of the increase, if the Company takes until October 12, 2022, to complete its Business Combination, which would represent two calendar months, the Sponsor, Calidi or their respective designees would make aggregate Contributions resulting in a redemption amount of approximately $10.34 per unredeemed share, in comparison to the current redemption amount of $10.27 per share, plus any applicable interest accrued. If, however, the Company takes until December 12, 2022, to complete its Business Combination, which would represent four calendar months, the Sponsor, Calidi or its designees would make aggregate Contributions of $0.033 per share for three months plus $0.05 per share for one month, resulting in a redemption amount of approximately $10.42 per unredeemed share, in comparison to the current redemption amount of $10.27 per share, plus any applicable interest accrued. The Contributions will not accrue interest and will be repayable to the Sponsor, Calidi or their respective designees in full from trust funds remaining after redemptions and any financing proceeds upon the earlier of the consummation of an initial business combination or the liquidation of the Company. The Contributions are conditioned upon the implementation of the Extension.

The press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDOC Acquisition Corp.

Date: August 4, 2022	By:	/s/ Kevin Chen
		Name:	Kevin Chen
		Title:	Chief Executive Officer

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